AMENDMENT NO. 6 TO
                  AMENDED AND RESTATED PARTICIPATION AGREEMENT
              Franklin Templeton Variable Insurance Products Trust
                      Franklin/Templeton Distributors, Inc.
                           CMFG Life Insurance Company
                    (formerly CUNA Mutual Insurance Society)
                          CUNA Brokerage Services, Inc.

       Franklin Templeton Variable Insurance Products Trust (the "Trust"), Franklin/Templeton Distributors, Inc. (the "Underwriter," and together with the Trust, "we" or "us"), CMFG Life Insurance Company (formerly "CUNA Mutual Insurance Society") (the "Company" or "you"), and CUNA Brokerage Services, Inc., your distributor, on your behalf and on behalf of certain Accounts, have previously entered into a Participation Agreement dated May 1, 2004, and subsequently amended as of May 3, 2004, June 5, 2007, December 31, 2007, November 5, 2008 and December 10, 2010 (the "Agreement"). The parties now desire to amend the Agreement by this amendment (the "Amendment"). Unless otherwise indicated, the terms defined in the Agreement shall have the same meaning in this Amendment.

       WHEREAS, CUNA Mutual Insurance Society ("CMIS") was reorganized from a mutual insurance company structure to a stock life insurance company structure. As part of the reorganization, CMIS changed its name to CMFG Life Insurance Company, effective as of January 31, 2012 (the "Reorganization").

                                A M E N D M E N T

       For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement, effective as of the date of the Reorganization, as follows:

1. CUNA Mutual Insurance Society has changed its name to CMFG Life Insurance Company. All prior references to CUNA Mutual Insurance Society or Company in this Agreement shall hereafter mean CMFG Life Insurance Company.

2. Schedules A, B and G of the Agreement are deleted and replaced in their entirety with the Schedules A, B and G attached hereto, respectively.

3. All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

       IN WITNESS WHEREOF, each of the parties has caused its duly authorized officers to execute this Amendment as of March 26, 2012.

The Trust:                       FRANKLIN TEMPLETON VARIABLE INSURANCE
   Only on behalf of             PRODUCTS TRUST
   each Portfolio listed
   on Schedule C of
   the Agreement.                By: /s/ Karen L. Skidmore
                                    -----------------------------------
                                 Name:  Karen L. Skidmore
                                 Title: Vice President

The Underwriter:                 FRANKLIN/TEMPLETON DISTRIBUTORS, INC.

                                 By: /s/ Thomas M. Regner
                                    -----------------------------------
                                 Name:  Thomas M. Regner
                                 Title: Executive Vice President

The Company:                     CMFG LIFE INSURANCE COMPANY

                                 By: /s/ James H. Metz
                                    -----------------------------------
                                 Name:  James H. Metz
                                 Title: Senior Vice President

The Distributor:                 CUNA BROKERAGE SERVICES, INC.

                                 By: /s/ James H. Metz
                                    -----------------------------------
                                 Name:  James H. Metz
                                 Title: President

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

                                   SCHEDULE A

                         THE COMPANY AND ITS DISTRIBUTOR

THE COMPANY

CMFG Life Insurance Company
5910 Mineral Point Road
Madison, WI 53705

A life insurance company organized under the laws of the State of Iowa.

THE DISTRIBUTOR

CUNA Brokerage Services, Inc.
5910 Mineral Point Road
Madison, WI 53705

A corporation organized under the laws of the State of Wisconsin.

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

                                   SCHEDULE B

                             ACCOUNTS OF THE COMPANY

NAME OF ACCOUNT                                              SEC REGISTRATION
---------------                                              ----------------
                                                                   YES/NO
                                                                   ------
CMFG Variable Life Insurance Account                                 Yes
CMFG Group Variable Annuity Account                                  No
CMFG Variable Annuity Account                                        Yes

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

                                   SCHEDULE G

                              ADDRESSES FOR NOTICES

To the Company:                               CMFG Life Insurance Company
                                              5910 Mineral Point Road
                                              Madison WI 53705
                                              Attention: Office of General Counsel

To the Distributor:                           CUNA Brokerage Services, Inc.
                                              5910 Mineral Point Road
                                              Madison WI 53705
                                              Attention: Chief Compliance Officer

To the Trust:                                 Franklin Templeton Variable Insurance Products Trust
                                              One Franklin Parkway, Bldg. 920 2nd Floor
                                              San Mateo, California 94403
                                              Attention: Karen L. Skidmore, Vice President

To the Underwriter:                           Franklin/Templeton Distributors, Inc.
                                              100 Fountain Parkway, Bldg. 140 7th Floor
                                              St. Petersburg, FL 33716
                                              Attention: Peter Jones, President

If to the Trust or Underwriter
     with a copy to:                          Franklin Templeton Investments
                                              One Franklin Parkway, Bldg. 920 2nd Floor
                                              San Mateo, California 94403
                                              Attention: General Counsel

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